Exhibit 10.12

P/O No.: CIAXN6080 1/2
P/O date: 06/28/2023
*	INVOICE TO:
DELTA ELECTRONICS INT’L (SINGAPORE) PTE. LTD.
DELTA ELECTRONICS INT’L (SINGAPORE)	Company No:201016894N,
PTE. LTD. Company No:201016894N

PO TO:
Taiwan Color Optics, Inc.
Vendor:	4F., No.32, Keya Rd.,
850375	Taichung City Daya Dist.,
Taiwan Color Optics, Inc.	TW
4F., No.32, Keya Rd.,	Please deliver to:
Taichung City Daya Dist.,	MOW1-DCWP3-Projector/DLP/Vedio
TW	Delta Electronics(Jiangsu) LTD
No.1688 JiangXing East Road,
WuJiang Economic Development Zone.
215200
Jiangsu province, Republic of China

Payt. terms: 1A60 - O/A 60 Days for T/T (Local)
Deliv. terms: FOB Taiwan	Currency USD
Ship-via:	Project:
PI Vendor: 0000850375 Taiwan Color Optics, Inc.

We require an order acknowledgment for the following items:

Material		Description/Vendor P/N
Order qty.	Unit	Price per unit	Net value

3252420200	FILTER DIFFUSER GLASS 80*80 T0.7 / C08.SC014.T01H0550

50.000PCE	96,000.00/1,000	4,800.00

Drawing version: 00 Current lead free:RD
Deli.	date Day 08/15/2023
Ship.	date Day 08/12/2023

NOTE: Day

3250411300	FILTER DIFFUSER GLASS 39.7 T0.7 / 1C0505.F00019

50.000PCE	29,500.00/1,000	1,475.00

Drawing version: 00 Current lead free:RD
Deli.	date Day 09/15/2023
Ship.	date Day 09/12/2023

NOTE: Day

Tot. net item vaL. excl. tax USD 6,275.00

******

REMARK:

The Purchase Order No., Part No. & Job No. appearing hereon must appear on all invoices, packing slips with shipping papers & correspondence	WBX: 154-8522
Order acknowledgement should be promptly returned with proforma invoice to the buyer within 24 hours.
Shipping information should be telexed or faxed to IMP/EMP Department with the buyer copied as soon as available.	Released by: 11
Shipping should go through the assigned forwarder. Address all communications to the buyer.*